Filed pursuant to Rule 424(b)(4)

Registration No. 333-295171

2,962,962 Units consisting of One Share of Common Stock (or Pre-Funded Warrants in lieu thereof) and

One Common Warrant to Purchase One Share of Common Stock

And

Up to 3,111,110 Shares of Common Stock underlying the Pre-Funded Warrants, Common Warrants and Underwriter's Warrants

SONOMA PHARMACEUTICALS, INC.

We are offering 2,962,962 units, each consisting of one share of our common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock, in a firm commitment underwritten public offering at an offering price of $1.35 per unit, for gross proceeds of approximately $4 million. Each warrant will have an exercise price of $1.35 per share of common stock (equal to 100% of the public offering price of each unit sold in this offering), will be exercisable immediately, and will expire five years from the date of issuance. We are also offering to those purchasers, if any, whose purchase of shares of our common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose, pre-funded warrants (the "Pre-Funded Warrants") in lieu of shares of common stock that would otherwise result in any such purchaser's beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each Pre-Funded Warrant and accompanying warrant will equal the price per share of common stock and accompanying warrant being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. There is no expiration date for the Pre-Funded Warrants. This prospectus also relates to the offering of shares of common stock issuable upon exercise of the Pre-Funded Warrants.

The shares of our common stock and Pre-Funded Warrants, and the accompanying warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. We are also registering the shares of common stock issuable from time to time upon exercise of the warrants and the Pre-Funded Warrants included in the units offered hereby. This prospectus also covers the shares of common stock issuable upon exercise of the Underwriter's Warrant.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SNOA.” On April 23, 2026, the closing price for our common stock, as reported on the Nasdaq Capital Market, was $1.80 per share.

There is no established public trading market for the warrants or the Pre-Funded Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants and Pre-Funded Warrants will be limited. In addition, we do not intend to list the warrants or Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.

We are a “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6.

	Per Unit(1)	Total(2)

Public offering price	$1.35	$3,999,998
Underwriting discount(3)	$0.10	$299,999
Proceeds, before expenses, to us	$1.25	$3,699,999

(1)	Units consist of one share of common stock (or a Pre-Funded Warrant in lieu thereof) and one warrant to purchase one share of common stock.
(2)	We have granted the underwriters an option to purchase an additional 444,444 shares of common stock and/or Pre-Funded Warrants and/or warrants to purchase 444.444 additional shares of common stock from us (being up to 15% of the shares of common stock (including shares underlying Pre-Funded Warrants) and/or up to 15% of the warrants sold in this offering), in any combination thereof, at the public offering price per share and public offering price per warrant, respectively, less the underwriting discounts and commissions, until the earlier of 45 days from the date of this prospectus or May 14, 2026.
(3)	The underwriting discount shall equal 7.5% of the gross proceeds of the securities sold by us in this offering. The underwriter will receive compensation in addition to the underwriting discount described above. See “Underwriting” for a description of compensation payable to the underwriter.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We anticipate that the delivery of the shares of our common stock, Pre-Funded Warrants, and warrants against payment therefor will be made on or before April 27, 2026.

Dawson James Securities, Inc.

Subject to completion, the date of this prospectus is April 24, 2026.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not, and the underwriter has not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus before deciding to invest in our securities.

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus and incorporated by reference herein, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise indicated, all information contained or incorporated by reference in this prospectus concerning our industry in general or any portion thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies or other externally obtained data.

For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

The Sonoma Pharmaceuticals logo and other trademarks or service marks of Sonoma Pharmaceuticals, Inc. appearing in this prospectus are the property of Sonoma Pharmaceuticals, Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® or TM symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expect,” “believe,” “anticipate,” “estimate,” “may,” “could,” “intend,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our device, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•	our expectations regarding future revenues and profitability;
•	our expectations regarding future growth;
•	our expectations concerning future product research, development, clinical trial and commercialization activities and related costs;
•	our expectations regarding product development timelines;
•	our ability to successfully commercialize and market our product candidates in development, if approved;
•	matters relating to the manufacture of our commercial products;
•	our strategies and opportunities;
•	the potential market size, opportunity and growth potential for our product candidates, if approved;
•	anticipated trends in our markets;
•	anticipated dates for commencement or completion of clinical trials;
•	our expectations concerning regulatory matters concerning our product candidates, including the timing of anticipated regulatory filings;
•	our liquidity needs and need for future funding and working capital;
•	our need to raise additional capital and our ability to obtain sufficient funding to support our planned activities;
•	our expectations regarding future expense, profit, cash flow, or balance sheet items or any other guidance regarding future periods;
•	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;
•	our ability to continue as a going concern;
•	the impact of the health emergencies or global geopolitical events on our business;
•	the success, safety and efficacy of our drug products;
•	accounting principles;
•	the potential outcome of any litigation or legal proceedings;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
•	the volatility of the price of our common stock;
•	our financial performance; and
•	other factors described from time to time in documents that we file with the SEC.

Such statements are not historical facts, but are based on our current expectations and projections about future events. They are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements.

iii

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

We will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

iv

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. This summary does not contain all of the information you should consider before buying shares of our Securities. You should read the entire prospectus carefully, especially the risks of investing in our Securities that we describe under “Risk Factors” and our consolidated financial statements appearing in our annual and periodic reports incorporated in this prospectus by reference, before deciding to invest in our securities. Unless the context requires otherwise, references to “Sonoma,” “the Company,” “the Registrant,” “we,” “our” and “us” refer to Sonoma Pharmaceuticals, Inc.

Company Overview

Our Business

Sonoma Pharmaceuticals is a global scientific healthcare company that pioneered the use of hypochlorous acid (HOCl) in the specialty pharmaceutical sector with over 20 years of experience developing and manufacturing HOCl products. We develop safe and effective solutions that provide fast relief and are free from side effects and other limitations. Our primary focus is developing innovative solutions for dermatological conditions, wound care, eye care, podiatry, animal health care and non-toxic disinfectants. Our products are clinically proven to reduce itch, pain, scarring, and irritation safely and without damaging healthy tissue. We believe our products, which are sold throughout the United States and internationally, have improved outcomes for millions of patients with skin diseases including acne, atopic dermatitis, scarring, infections, itch, pain and harmful inflammatory responses, without a single report of serious adverse effect.

We have 22 U.S. FDA clearances as 510(k) medical devices and extensive worldwide regulatory clearances. We sell products for dermatological and advanced tissue care with a European Conformity marking, or CE, and in January 2025 we received an updated CE certificate under the new EU Medical Devices Regulation covering all of our commercialized products in Europe. We have a pharmaceutical-grade manufacturing facility in Guadalajara, Mexico, and a robust and diverse international partner network selling into over 55 countries. Our core strategy is to work with partners both in the United States and around the world to market and distribute our products, and in some cases we also market and sell our own direct-to-consumer and office dispense products.

Our key business channels and products include:

Dermatology

In the United States, we sell prescription and office dispense dermatology products including Epicyn® Facial Cleanser, Levicyn® Antimicrobial Dermal Spray, Levicyn Gel, Levicyn Spray Gel, Celacyn® Scar Management Gel. We also relaunched over-the-counter Lasercyn® Dermal Spray and Lasercyn Gel.

We also sell over-the-counter dermatology products including:

•	Regenacyn® Advanced Scar Gel, which is clinically proven to improve the overall appearance of scars while reducing pain and itch

•	Reliefacyn® Advanced Itch-Burn-Rash-Pain Relief Hydrogel, for the alleviation of red bumps, rashes, shallow skin fissures, peeling, and symptoms of eczema/atopic dermatitis

•	Lumacyn® Clarifying Mist, an all-natural daily toner to soothe skin

We sell dermatology products in Europe and Asia through a distributor network.

1

First Aid and Wound Care

Our HOCl-based wound care products are intended for the management of acute and chronic wounds including first- and second-degree burns, stage I-IV pressure ulcers, diabetic ulcers and post-surgical wounds, and for use with devices intended to irrigate wounds.

In the United States, we sell our Microcyn® technology wound care products directly to hospitals, physicians, nurses, and other healthcare practitioners and indirectly through non-exclusive distribution arrangements. In Europe and the Middle East, we sell our wound care products through a diverse network of distributors.

Eye Care

In the United States, our prescription product Acuicyn® Eyelid & Eyelash Cleanser is an effective solution for symptoms of blepharitis and the daily hygiene of eyelids and lashes, and helps manage red, itchy, crusty and inflamed eyes.

We sell Ocucyn® Eyelid & Eyelash Cleanser to consumers through our online store, and third party distributors. Ocucyn is designed for everyday use as a safe, gentle, and effective solution for good eyelid and eyelash hygiene. In international markets we rely on distribution partners to sell our eye products.

Podiatry

Podiacyn® Advanced Everyday Foot Care is sold direct to consumers for over-the-counter use in the United States and intended for management of foot odors, infections, and irritations, as well as daily foot health and hygiene. Podiacyn is available through Amazon.com, our online store and third-party distributors.

Animal Health Care

In the U.S. and Canada, we partner with Manna Pro Products, LLC to distribute non-prescription MicrocynAH® products to national pet-store retail chains, farm animal specialty stores. MicrocynAH is intended for the safe and rapid treatment of a variety of animal afflictions including cuts, burns, lacerations, rashes, hot spots, rain rot, post-surgical sites, pink eye symptoms and wounds to the outer ear of any animal. For the Asian and European markets, we partner with Petagon, Limited to sell MicrocynAH.

We also sell a line of animal health products exclusively for veterinarians, MicrocynVS®, intended for the management of wound, skin, ear and eye afflictions in all animal species.

Surface Disinfectants

Our HOCl technology has been formulated as a disinfectant and sanitizer solution and is sold in numerous countries. It is designed to be used to spray in aerosol format in areas and environments likely to serve as a breeding ground for the spread of infectious disease, which could result in epidemics or pandemics. Through our distribution parter, we sell hard surface disinfectant products into Europe, the Middle East and Australia.

2

Corporate Information

We were initially incorporated as Micromed Laboratories, Inc. in 1999 under the laws of the State of California. We changed our name to Oculus Innovative Sciences, Inc. in 2001. In December 2006 we reincorporated under the laws of the State of Delaware, and in December 2016 we changed our name to Sonoma Pharmaceuticals, Inc. Our principal executive offices are located at 5445 Conestoga Court, Suite 150, Boulder, Colorado 80301. We have two active wholly owned subsidiaries: Oculus Technologies of Mexico, S.A. de C.V., and Sonoma Pharmaceuticals Netherlands, B.V. Our fiscal year end is March 31. Our corporate telephone number is (800) 759-9305.

Risk Factors

Investing in our securities involves a high degree of risk. This prospectus contains a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section entitles “Risk Factors” together with all of the other information contained in this prospectus or appearing or incorporated by reference in this prospectus.

3

Summary of the Offering

Issuer	Sonoma Pharmaceuticals, Inc., a Delaware corporation

Units offered	Up to 2,962,962 units on a firm commitment basis at a public offering price of $1.35 per unit. Each unit consists of one share of common stock (or a Pre-Funded Warrant in lieu thereof) and one warrant to purchase one share of common stock.

Description of common warrants	The common warrants will be immediately exercisable on the date of issuance and expire on the five-year anniversary of the date of issuance at an initial exercise price per share equal to $1.35 (equal to 100% of the public offering price of each unit sold in this offering). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities” in this prospectus.

Description of Pre-Funded Warrants	We are offering Pre-Funded Warrants to purchase shares of our common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering. Each Pre-Funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant will equal the price per share of common stock being sold to the public in this offering minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-Funded Warrants. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. A holder of Pre-Funded Warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until such holder exercises its Pre-Funded Warrants. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities” section of this prospectus.

Over-allotment option	We have granted the underwriters an option to purchase up to 444,444 additional shares of common stock (or Pre-Funded Warrants in lieu of shares of common stock), at the public offering price, less underwriting discounts and commissions, and up to an additional 444,444 warrants at a nominal price within 45 days from the date of this prospectus, to cover over-allotment sales.

Public offering price per unit	$1.35.

Common stock outstanding prior to this offering	1,822,838 shares(1)

Common stock to be outstanding after this offering	4,785,800 shares, assuming the exercise of all Pre-Funded Warrants issued in this offering and no exercise of the warrants being offered in this offering.

4

Underwriter’s warrant	Upon the closing of this offering, we have agreed to issue to Dawson James Securities, Inc. (or its permitted assignees) a warrant to purchase a number of our shares of common stock equal to an aggregate of up to 5% of the total number of securities sold in this offering, including securities sold under the underwriter’s overallotment option (the “Underwriter’s Warrant”). The Underwriter’s Warrant will have an exercise price equal to 110% of the public offering price of the Units sold in this offering and may be exercised on a cashless basis. The Underwriter’s Warrant is non-exercisable for six months from the commencement of sales closing of this offering, and will expire three years after the commencement of sales of this offering. This prospectus also covers the shares of common stock issuable upon exercise of the Underwriter's Warrant.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page 10 of this prospectus.

Risk factors	Investment in our Common Stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus, as well as the other information included in or incorporated by reference in this prospectus, for factors to consider before deciding to purchase our securities.

Stock exchange listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “SNOA.” We do not intend to list the warrants or the Pre-Funded Warrants offered hereunder on any stock exchange. There are no established public trading markets for the warrants or the Pre-Funded Warrants, and we do not expect such markets to develop. Without an active trading market, the liquidity of the warrants and Pre-Funded Warrants will be limited.

(1)	Except as otherwise noted, all information in this prospectus reflects no exercise of the warrants or Pre-Funded Warrants issued in this offering.

5

RISK FACTORS

Investing in the Securities involves a high degree of risk. Before investing in the Securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus or appearing or incorporated by reference in this prospectus. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in the Securities. The risks and uncertainties described therein and below are not the only risks we face, but those that we consider to be material. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Common Stock

The market price of the Common Stock may be volatile, and the value of your investment could decline significantly.

The trading price for the Common Stock has been, and we expect it to continue to be, volatile. The price at which the Common Stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of new products by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of the Common Stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of our shares of Common Stock will not fall in the future.

Our operating results may fluctuate, which could cause our stock price to decrease.

Fluctuations in our operating results may lead to fluctuations, including declines, in our share price. Our operating results and our share price may fluctuate from period to period due to a variety of factors, including:

•	demand by physicians, other medical staff and patients for our HOCl-based products;

•	reimbursement decisions by third-party payors and announcements of those decisions;

•	clinical trial results published by others in our industry and publication of results in peer-reviewed journals or the presentation at medical conferences;

•	the inclusion or exclusion of our HOCl-based products in large clinical trials conducted by others;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	issues in manufacturing our product candidates or products;

•	new or less expensive products and services or new technology introduced or offered by our competitors or by us;

•	the development and commercialization of product enhancements;

•	changes in the regulatory environment;

6

•	delays in establishing new strategic relationships;

•	costs associated with collaborations and new product candidates;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	litigation or public concern about the safety of our product candidates or products;

•	changes in recommendations of securities analysts or lack of analyst coverage;

•	failure to meet analyst expectations regarding our operating results;

•	additions or departures of key personnel; and

•	general market conditions.

Variations in the timing of our future revenues and expenses could also cause significant fluctuations in our operating results from period to period and may result in unanticipated earning shortfalls or losses. In addition, The Nasdaq Capital Market, in general, and the market for life sciences companies, in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

Anti-takeover provisions in our certificate of incorporation and bylaws and under Delaware law may make it more difficult for stockholders to change our management and may also make a takeover difficult.

Our corporate documents and Delaware law contain provisions that limit the ability of stockholders to change our management and may also enable our management to resist a takeover. These provisions include:

•	the ability of our Board of Directors to issue and designate, without stockholder approval, the rights of up to 714,286 shares of convertible preferred stock, which rights could be senior to those of common stock;

•	limitations on persons authorized to call a special meeting of stockholders; and

•	advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before meetings of stockholders.

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits “business combinations” between a publicly held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who became a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

These provisions might discourage, delay or prevent a change of control in our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our Board of Directors.

7

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock or other securities convertible into common stock.

Our Restated Certificate of Incorporation, as amended, allows us to issue up to 50,000,000 shares of our common stock and to issue and designate, without stockholder approval, the rights of up to 714,286 shares of preferred stock. In the event we issue additional shares of our capital stock, dilution to our stockholders could result. In addition, if we issue and designate a class of convertible preferred stock, these securities may provide for rights, preferences or privileges senior to those of holders of our common stock. Additionally, if we issue preferred stock, it may convert into common stock at a ratio of 1:1 or greater because our Restated Certificate of Incorporation, as amended, allows us to designate a conversion ratio without limitations.

Shares issuable upon the exercise of outstanding options may substantially increase the number of shares available for sale in the public market and depress the price of our common stock.

As of December 31, 2025, options to purchase an aggregate of 63,663 shares of our common stock were outstanding at a weighted average exercise price of $44.82 per share, and 82,000 restricted stock awards outstanding. In addition, 157,574 shares of our common stock were available on December 31, 2025 for future option grants under our 2016 Equity Incentive Plan and our 2024 Equity Incentive Plan. To the extent any of these options are exercised and any additional options are granted and exercised, there will be further dilution to stockholders and investors. Until the options and warrants expire, these holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

We have filed several registration statements with the SEC, so that substantially all of the shares of our common stock which are issuable upon the exercise of outstanding warrants and options may be sold in the public market. The sale of our common stock issued or issuable upon the exercise of the warrants and options described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our common stock.

Nasdaq monitors our ongoing compliance with its minimum listing requirements. If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the minimum closing bid price requirement and corporate governance requirements, Nasdaq may take steps to delist our common stock.  In January 2026, Nasdaq filed a proposed rule change with the Securities and Exchange Commission to adopt a continued listing requirement requiring companies listed on the Nasdaq Capital Market to maintain a minimum Market Value of Listed Securities of $5 million. If adopted, companies that fail to maintain this threshold for a specified period may be subject to immediate suspension and delisting without a compliance period.

The delisting of our common stock from Nasdaq would have a material adverse effect on our access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting would adversely affect our ability to raise capital on terms acceptable to the Company, if at all.

Risks Related to this Offering

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.

We intend to use the net proceeds from this offering for general corporate purposes, new product launches and working capital. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

8

There is no public market for the warrants or Pre-Funded Warrants.

There is no established public trading market for the warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the warrants and Pre-Funded Warrants will be limited.

Absence of a public trading market for the Pre-Funded Warrants may limit your ability to resell the Pre-Funded Warrants.

There is no established trading market for the Pre-Funded Warrants to be issued pursuant to this offering, and they will not be listed for trading on Nasdaq or any other securities exchange or market. Purchasers of the Pre-Funded Warrants may be unable to resell the Pre-Funded Warrants or sell them only at an unfavorable price for an extended period of time, if at all.

The warrants in this offering are speculative in nature.

The warrants and Pre-Funded Warrants in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price. Specifically, a holder of a Pre-Funded Warrant may exercise the right to acquire common stock and pay a nominal exercise price of $0.0001 at any time, and a holder of a warrant may exercise the right to acquire common stock and pay an exercise price of $1.35 per share beginning on the date of issuance. In addition, following this offering, the market value of the warrants and Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the warrants or Pre-Funded Warrants will equal or exceed their imputed offering price. The warrants and Pre-Funded Warrants will not be listed or quoted for trading on any market or exchange. Upon exercise of the warrants or Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of shares of our common stock only as to matters for which the record date occurs after the exercise date.

Holders of the warrants and Pre-Funded Warrants will not have rights of holders of our common stock until such warrants or Pre-Funded Warrants are exercised.

Until holders of warrants or Pre-Funded Warrants acquire shares of our common stock upon exercise thereof, holders of warrants or Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such securities. Upon exercise of the warrants or Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of our common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

9

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of shares of common stock and Pre-Funded Warrants in this offering, after deducting underwriter fees and estimated offering expenses payable by us, will be approximately $3.55 million, based on a public offering price of $1.35 per share and accompanying warrant, and a public offering price of $1.35 per Pre-Funded Warrant and accompanying warrant, and an aggregate offering amount of $4 million.

If the underwriter’s exercise their option to purchase an additional 444,444 shares of common stock and/or Pre-Funded Warrants and/or warrants to purchase 444.444 additional shares of common stock from us, we estimate that the net proceeds to us from the sale of shares of common stock and Pre-Funded Warrants in this offering, after deducting underwriter fees and estimated offering expenses payable by us, will be approximately $4.1 million based on a public offering price of $1.35 per share and accompanying warrant, and a public offering price of $1.35 per Pre-Funded Warrant and accompanying warrant, and an aggregate offering amount of $4.6 million.

We will receive additional proceeds from the warrants and nominal proceeds from the Pre-Funded Warrants to the extent such warrants and Pre-Funded Warrants are exercised for cash once exercisable.

We intend to use the net proceeds from the sale of the Securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, research and development, financing of capital expenditures, and future acquisitions and strategic investment opportunities.

10

UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below with respect to the units described in this prospectus.  Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, the number of units set forth below opposite each underwriter’s name. Dawson James Securities, Inc. (“Dawson”) is acting as representatives of the underwriters.

Underwriter	Number of Units
Dawson James Securities, Inc.	2,962,962

Total	2,962,962

The underwriters are offering the units subject to their acceptance of the common stock (or Pre-Funded Warrants in lieu thereof) and the warrants comprising the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of our common stock (or Pre-Funded Warrants), the related warrants offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of our common stock (or Pre-Funded Warrants) and related warrants if any such shares of our common stock (or Pre-Funded Warrants) and related warrants are taken.

Overallotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to 444,444 additional shares of common stock (or Pre-Funded Warrants in lieu of shares of common stock), at the public offering price, less underwriting discounts and commissions, and/or up to 444,444 additional warrants at a nominal price, to cover over-allotment sales. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering.

Underwriting Discounts and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Unit	Total	Total with Full Exercise of Overallotment
Public offering price	$1.35	$3,999,998	$4,599,998
Underwriting discount to be paid to the underwriters by us	$0.10	$299,999	$344,999
Proceeds, before expenses, to us	$1.25	$3,699,999	$4,254,998

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $150,000, all of which are payable by us.

We have agreed to pay the underwriters an aggregate fee equal to 7.5% of the gross proceeds of this offering and expect the net proceeds from this offering to be approximately $3.7 million after deducting $375,000 in underwriting commissions and $150,000 in our other estimated offering expenses. We have also agreed to pay the underwriters a non-accountable expense allowance equal to 1% of the public offering proceeds (excluding the proceeds from the overallotment option) and an accountable expense allowance for certain of the underwriters’ expenses relating to the offering up to a maximum aggregate amount of $75,000, including the underwriters’ legal fees incurred in this offering.

11

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Lock-up Agreements

We have agreed, subject to limited exceptions, for a period of 90 days after the closing of this offering, and our officers and directors have agreed, subject to limited exceptions, for a period of 90 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of Dawson. Dawson may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Underwriter’s Warrant

We have also agreed to issue to Dawson (or its permitted assignees) a warrant to purchase a number of our shares of common stock equal to an aggregate of up to 5% of the total number of securities sold in this offering (the “Underwriter’s Warrant”). The Underwriter’s Warrant will have an exercise price equal to 110% of the public offering price of the Units sold in this offering and may be exercised on a cashless basis. The Underwriter’s Warrant is non-exercisable for six months from the commencement of sales of this offering, and will expire three years after the commencement of sales of this offering. The Underwriter’s Warrant is not redeemable by us. The Underwriter’s Warrant also provides for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five year period from the commencement of sales of this offering. The Underwriter’s Warrant and the shares of common stock underlying the Underwriter’s Warrant, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The underwriters (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrant or the securities underlying the Underwriter’s Warrant, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter’s Warrant or the underlying securities for a period of 180 days from the commencement of sales of this offering, except to any FINRA member participating in the offering, their officers or partners, registered persons or affiliates. The Underwriter’s Warrant will provide for adjustment in the number and price of such Underwriter’s Warrant (and the shares of common stock underlying such Underwriter’s Warrant) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization. The Underwriter’s Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.).

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

12

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees.

Except for the services provided in connection with this offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

13

MARKET PRICE AND DIVIDEND POLICY

Our shares of Common Stock are currently quoted on The Nasdaq Capital Market under the symbol “SNOA”. On April 23, 2026, the last reported sales price of our Common Stock on Nasdaq was $1.80.

Holders of Record

As of April 23, 2026, we had approximately 43 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Issuer Purchases of Equity Securities

None.

14

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025 on an actual basis; on a pro forma basis after giving effect to sales of common stock since December 31, 2025 under our At Market Issuance Sales Agreement; on a pro forma as adjusted basis, based upon an offering price of $1.35 per share, and an aggregate offering amount of approximately $3.55 million, after deducting the underwriter discount and estimated offering expenses payable by us; and on a pro forma as adjusted basis if the over-allotment option is exercised in full. The pro forma as adjusted information gives effect to the sale of common stock and Pre-Funded Warrants in this offering and assumes that all Pre-Funded Warrants sold in this offering are exercised immediately upon issuance. Pre-Funded Warrants are classified as a component of permanent stockholders' equity within additional paid-in capital and are recorded at their fair value on the issuance date. The Pre-Funded Warrants are equity classified because they are freestanding financial instruments that are legally detachable and separately exercisable, are immediately exercisable, do not embody an obligation for the Company to repurchase its shares, permit the holder to receive a fixed number of shares of common stock upon exercise, have a fixed exercise price, and are indexed to the Company's common stock, among other conditions for equity classification.

The information below is for illustrative purposes and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2025
	Actual (in thousands) (unaudited)	Pro Forma (in thousands) (unaudited)	Pro Forma As Adjusted (in thousands) (unaudited)	Pro Forma As Adjusted with Over-allotment (in thousands) (unaudited)
	(in thousands)
Cash and cash equivalents	$2,561	$2,782	$6,332	6,887
Total liabilities	10,191	8,651	8,651	8,651
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding actual; 714,286 shares authorized, none issued and outstanding pro forma; and 714,286 shares authorized, none issued and outstanding pro forma as adjusted	–	–	–	–
Common stock, $0.0001 par value; 50,000,000 shares authorized, 1,730,613 shares issued and outstanding actual; 50,000,000 shares authorized, 1,741,424 shares issued and outstanding pro forma; and 50,000,000 shares authorized, 3,823,848 shares issued and outstanding as adjusted	–	–	–	–
Additional paid-in capital	207,023	207,244	210,794	211,349
Accumulated deficit	(200,400)	(200,400)	(200,400)	(200,400)
Accumulated other comprehensive loss	(3,191)	(3,191)	(3,191)	(3,191)
Total stockholders’ equity	$3,432	$3,653	$7,203	7,758
Total capitalization	3,432	3,653	7,203	7,758

The foregoing table is based on 1,730,613 shares of our common stock outstanding as of December 31, 2025, and excludes:

•	63,663 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $44.82 per share, under our equity incentive plans;

•	82,000 shares of common stock issuable upon vesting of outstanding restricted stock unit awards (“RSUs”); and

•	157,574 additional shares of common stock reserved for future issuance under our equity incentive plans.

15

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 23, 2026, as to shares of our common stock beneficially owned by: (1) stockholders known to us who own more than 5%, (2) each of our Named Executive Officers listed in the Summary Compensation Table, (3) each of our current directors, and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable upon vesting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. All share numbers have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013, a 1-for-5 reverse stock split, effective June 24, 2016, a 1-for-9 reverse stock split, effective June 19, 2019, and a 1-for-20 reverse stock split, effective August 29, 2024.

Name and address of beneficial owner (1)	Nature of beneficial ownership	Amount of Beneficial Ownership			Percent of Shares Beneficially Owned (3)
		Shares Owned	Shares – Includes all Rights to Acquire (2)	Total
Amy Trombly (4)	Chief Executive Officer	7,679	6,018	13,697	1.0%
Jerry Dvonch (5)	Chief Financial Officer	4,229	3,891	8,120	*
Bruce Thornton (7)	Former Executive Vice President and Chief Operating Officer	7,720	6,024	13,744	1.0%
Jerry McLaughlin (8)	Lead Independent Director	270	2,198	2,468	*
Philippe Weigerstorfer (9)	Director	--	2,293	2,293	*
Vanessa Jacoby (10)	Director	--	--	--	*
All directors and executive officers as a group (6 persons)		19,898	20,424	40,322	2.3%

*Indicates ownership of less than 1.0%

(1)	Unless otherwise stated, the address of each beneficial owner listed in the table is c/o Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder, CO 80301.
(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable within 60 days.
(3)	We had total shares of common stock issued and outstanding of 1,741,424 on April 23, 2026.
(4)	Ms. Trombly has been our Chief Executive Officer since September 27, 2019. She beneficially owns 7,679 shares of common stock and 6,018 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(5)	Mr. Dvonch served as our Chief Financial Officer from September 8, 2020 to November 18, 2022, as our Interim Chief Financial Officer from April 7, 2023 to February 7, 2024, and currently serves as our Chief Financial Officer. He beneficially owns 4,229 shares of common stock, and 3,891 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(7)	Mr. Thornton, our former Executive Vice President and Chief Operating Officer, was terminated on October 18, 2025. He beneficially owns 7,720 shares of common stock and 6,024 shares of common stock issuable upon the exercise of options currently exercisable.
(8)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 270 shares of common stock and 2,198 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(9)	Mr. Weigerstorfer is a member of our Board of Directors. He beneficially owns 125 shares of common stock, yet to be issued and 2,168 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(10)	Ms. Jacoby was appointed to our Board of Directors on January 28, 2026.

16

DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, is only a summary. You should also refer to our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Preferred Stock

Our Board of Directors is authorized to issue 714,286 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by our shareholders. Any preferred stock to be issued could rank prior to our common stock with respect to dividend rights and rights on liquidation. Our Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of holders of our common stock and discourage, delay or prevent a change in control of the Company. As of the date of this prospectus, no shares of preferred stock are outstanding.

Common Stock

We are authorized to issue up to a total of 50,000,000 shares of common stock, $0.0001 par value per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Restated Certificate of Incorporation, as amended. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our Board of Directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering, when they are paid for will be, fully paid and nonassessable.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “SNOA.”

Transfer Agent and Registrar

The transfer agent for our common stock is Computershare, Inc. located at 462 South 4th Street, Suite 1600, Louisville, KY 40202. Its telephone number is 1-888-647-8901.

Pre-Funded Warrants and Common Warrants

General

The following summary of certain terms and provisions of the Pre-Funded Warrants and common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants and the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant and form of common warrant for a complete description of the terms and conditions of the Pre-Funded Warrants and the common warrants.

17

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.0001 per share. Each common warrant offered hereby will have an initial exercise price equal to $1.35 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The common warrants are immediately exercisable at any time after their original issuance up to the date that is five years after their original issuance. There is no expiration date for the Pre-Funded Warrants. There will be no fractional shares issued upon exercise of the Pre-Funded Warrants or the common warrants.

Exercisability

The Pre-Funded Warrants and the common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant or common warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of our common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and the common warrants, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants and the common warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and the common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants and the common warrants will be entitled to receive upon exercise of the Pre-Funded Warrants or the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants or the common warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants or the common warrants.

Transferability

Subject to applicable laws, the Pre-Funded Warrants and the common warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing

There is no established public trading market for the Pre-Funded Warrants or the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants or the common warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and the common warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Pre-Funded Warrant or a common warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant or the common warrant.

18

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CHARTER

AND BYLAWS

The following paragraphs summarize certain provisions of Delaware law and our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and to our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, copies of which are on file with the SEC as exhibits to reports previously filed by us. See “Where You Can Find More Information.”

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, this section prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may “opt out” of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

19

Charter and Bylaws

Our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, provide that:

•	our amended and restated bylaws, as amended, may be amended or repealed only by the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of directors then in office or the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares entitled to vote at an election of directors;

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our amended and restated bylaws, as amended, and stockholders may not act by written consent;

•	a stockholder must provide advance notice of stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•	the approval of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares entitled to vote at an election of directors is required to amend or repeal the provisions of our restated certificate of incorporation, as amended, regarding the inability of stockholders to take action by written consent;

•	our board of directors is authorized to issue preferred stock without stockholder approval; and

•	we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

20

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Polsinelli PC. ArentFox Schiff LLP is acting as counsel to the underwriter in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Sonoma Pharmaceuticals, Inc. and Subsidiaries (the “Company”) as of and for the years ended March 31, 2025 and 2024 have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference in this prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this registration statement as having prepared or certified any part of this registration statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

21

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C., 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Investor Relations

Sonoma Pharmaceuticals, Inc.

5445 Conestoga Court, Suite 150

Boulder, CO 80301

(707) 283-0550

Investors and others should note that we announce material financial information using our company website: www.sonomapharma.com, our investor relations website: ir.sonomapharma.com, SEC filings, press releases, public conference calls and webcasts. The information on or accessible through our websites is not incorporated by reference in this prospectus.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

22

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference the following in this prospectus:

•	our Annual Report on Form 10-K for the year ended March 31, 2025, filed on June 17, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed on August 7, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 4, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed on February 10, 2026;

•	our Current Reports on Form 8-K filed on August 29, 2025, September 26, 2025, September 29, 2025, October 9, 2025, October 23, 2025, January 2, 2026, January 12, 2026, January 28, 2026 and April 9, 2026;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 11, 2025; and

•	our Registration Statement on Form 8-A as filed with the SEC on December 15, 2006.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder, Colorado 80301, telephone (800) 759-9305. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

23

2,962,962 Units consisting of One Share of Common Stock (or Pre-Funded Warrants in lieu thereof) and One Warrant to Purchase One Share of Common Stock

Up to 3,111,110 Shares of Common Stock underlying the Pre-Funded Warrants, Common Warrants and Underwriter's Warrants

PROSPECTUS

Dawson James Securities, Inc.

The date of this prospectus is April 24, 2026